EXHIBIT 10.9

AMENDMENT NUMBER ONE TO
THE DRESS BARN, INC.
EXECUTIVE 162(m) BONUS PLAN

WHEREAS, The Dress Barn, Inc. (the “Company”) sponsors The Dress Barn, Inc. Executive 162(m) Bonus Plan (the “Plan”);

WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, subject, in certain cases, to shareholder approval; and

WHEREAS, the Board desires to amend the Plan to provide that, in addition to the Board, the Compensation Committee of the Board (the “Compensation Committee”) has the authority to (i) determine the performance period under the Plan, and (ii) amend the Plan at any time, subject, in certain cases, to shareholder approval.

NOW, THEREFORE, effective as of August 31, 2009, the Plan is amended as follows:

1.  Section 2(m) of the Plan is hereby amended in its entirety to read as follows:

“(m)   “Performance Period” - shall mean a period of one (1) year, fiscal or calendar, or less, as determined by the Board or the Committee.”

2.  The first sentence of Section 10 of the Plan is hereby amended to read as follows:

“The Board (or a duly authorized committee thereof) or the Committee may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the shareholders of the Company entitled to vote thereon in accordance with the laws of the State of Connecticut to the extent required under Code Section 162(m):  (i) materially alter the Performance Goals as set forth in Section 6.2; (ii) increase the maximum amount set forth in Section 6.5; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring shareholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m).”

IN WITNESS WHEREOF, this Amendment has been adopted as of August 31, 2009.

THE DRESS BARN, INC.

By: /s/ Gene Wexler
Gene Wexler
SVP, General Counsel